UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025
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Forestar Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2221 E. Lamar Blvd., Suite 790, Arlington, Texas 76006
(Address of principal executive offices)
(817) 769-1860
(Registrant’s telephone number, including area code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	FOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 14, 2025, the Company’s Board of Directors (the “Board”) appointed Anthony W. Oxley, the Company’s President and Chief Executive Officer, to serve as a director on the Board. Mr. Oxley’s appointment expands the size of the Board from six to seven directors, five of whom are independent directors.

Mr. Oxley, age 61, is President and Chief Executive Officer of Forestar, positions he has held since January 2024. Prior to Forestar, he was D.R. Horton’s Senior Vice President – Business Development and oversaw all M&A activity and new market opportunities for start-up divisions. During his 25-year tenure with the national homebuilder, he was active in land banking, land acquisition and development, homebuilding and day-to-day division operations. Additional responsibilities included property, technology and innovation investments.

As a member of executive management, Mr. Oxley will not receive any additional compensation for serving on the Board, and there are no arrangements or understandings between Mr. Oxley and any other person pursuant to which Mr. Oxley was selected as a director, nor is he party to any transactions reportable under Item 404(a) of Regulation S-K. Mr. Oxley has not been appointed to any committees of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.
Date:	April 15, 2025	By:	/S/ ASHLEY DAGLEY
Ashley Dagley
Senior Vice President and Corporate Secretary